UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) The Board of Directors of Performant Financial Corporation (the “Company”) has appointed Jeffrey R. Haughton, age 41, as President and Chief Operating Officer. Since joining the Company in July 2014, Mr. Haughton has served as the Company’s Executive Vice President. From July 2013 through July 2014, Mr. Haughton served as Managing Director of Investment Banking at Financial Technology Partners. Prior to joining Financial Technology Partners, Mr. Haughton spent 15 years with Goldman, Sachs & Co. until October 2013. At Goldman, Sachs & Co., Mr. Haughton served as Managing Director and specialized in the financial services and financial technology sectors. He received his Bachelor’s Degree in Economics from the University of California, Los Angeles.
(e) In connection with his appointment as President and Chief Executive Officer, Mr. Haughton’s annual salary was increased by $80,000 to $380,000 and he received 100,000 restricted stock units.  60,000 of the restricted stock units vest at a rate of 25% annually on the first, second, third and fourth anniversaries of the grant date, October 31, 2017, provided that Mr. Haughton remains in continuous service through each vesting date. The remaining 40,000 restricted stock units vest over a three or four year period based upon Mr. Haughton’s continuing service and the trading price of the Company’s Common Stock during the relevant vesting period.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 13, 2017
PERFORMANT FINANCIAL CORPORATION

By: /s/ Lisa Im
Lisa Im
Chief Executive Officer